UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 1, 2005

Date of Report (Date of earliest event reported)

TFM, S.A. de C.V. and
Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.
(Exact Name of Registrant as Specified in Its Charter)

Mexico	333-08322	N/A
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

Av. Periférico Sur No. 4829, 4to Piso
Col. Parques del Pedregal
14010 México, D.F.
México
(Address of Principal Executive Offices)

+ (5255) 5447-5836
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     Grupo TMM Management Services Agreement. On April 1, 2005, the management services agreement between TFM, S.A. de C.V., or TFM, and Grupo TMM, S.A. de C.V. (formerly Transportación Marítima Mexicana, S.A. de C.V. (“TMM”)), or Grupo TMM, dated May 9, 1997, as amended, was terminated. Under the agreement, Grupo TMM provided consulting and management services to TFM and was entitled to receive (i) costs and expenses; (ii) an aggregate of $2,500,000 paid in nine equal monthly installments beginning April 15, 2002 as compensation for services rendered between January 1, 1999 and December 31, 2000; (iii) a lump sum payment of $2,500,000 on or before January 2, 2003 as compensation for services rendered from January 1, 2001 through December 31, 2002; and (iv) quarterly service payments, payable in arrears, for the period beginning January 1, 2003, at an annual rate of $1,250,000. The agreement was terminated upon the consummation of the acquisition by Kansas City Southern, or KCS, from Grupo TMM of all of its shares of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V., or Grupo TFM. Grupo TMM holds approximately 22% of the outstanding shares of KCS common stock.

     KCSTC Management Services Agreement. On April 1, 2005, the management services agreement between KCS (as successor to Kansas City Southern Transportation Company) and TFM, dated May 9, 1997, as amended, was terminated. Under the agreement, KCS provided consulting and management services to TFM and was entitled to receive (i) costs and expenses; (ii) $2,500,000 paid in nine equal monthly installments beginning in April 2002 as compensation for services rendered between January 1, 1999 and December 31, 2000; (iii) an additional $2,500,000 in a lump sum payment on or before January 2, 2003 as compensation for services rendered from January 1, 2001 through December 31, 2002; and (3) quarterly service payments, payable in arrears, for the period beginning January 1, 2003, at an annual rate of $1,250,000. The agreement was terminated upon the consummation of the acquisition by KCS of Grupo TFM.

     Grupo TFM Shareholders Agreement. On April 1, 2005, the shareholders’ agreement among Kansas City Southern Industries, Inc., CAYMEX Transportation, Grupo Servia, S.A. de C.V. (“Servia”), TMM, TMM Multimodal, S.A. de C.V., as amended, was terminated. Under the agreement (i) each party was restricted from directly or indirectly transferring any interest in Grupo TFM or TFM to a competitor of Grupo TFM, TFM or other parties without the prior written consent of each of the parties, and (ii) KCS and Grupo TMM were prohibited from transferring control of any subsidiary holding all or any portion of shares of Grupo TFM to a third party, other than an affiliate of the transferring party or another party to the shareholders agreement, without the consent of the other parties to the shareholders agreement. Servia and TMM subsequently merged to form Grupo TMM. The agreement was terminated upon the consummation of the acquisition by KCS of Grupo TFM.

Item 5.01 Changes in Control of Registrant.

     On April 1, 2005, KCS and Grupo TMM completed a transaction under which KCS acquired control of TFM through the purchase of shares of the common stock of Grupo TFM belonging to Grupo TMM, representing a 46.6% economic interest (51% of the shares of Grupo TFM entitled to full voting rights) for a purchase price of (i) $200 million in cash, (ii) 18,000,000 shares of the common stock of KCS, and (iii) promissory notes in the aggregate principal amount of $47 million, payable subject to the terms of a certain escrow agreement. The cash payment of $200 million was funded from the net proceeds of the sale of KCS’s 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C, which was completed in May 2003 and generated approximately $193 million, and additional borrowings under KCS’s existing credit facility.

     As a result of this transaction, KCS has a controlling interest in Grupo TFM, consisting of a 75.4% of the outstanding shares (100% of the shares of Grupo TFM entitled to full voting rights). By virtue of Grupo TFM’s ownership interest in TFM, KCS has a controlling interest in TFM. In addition, upon a resolution of the VAT refund claim and Mexican government’s put claim, KCS will pay Grupo TMM up to $110 million payable in a combination of cash and KCS common stock. As mentioned above, Grupo TMM is now a shareholder of KCS.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The disclosure in this Item 5.02 refers to changes to the board of directors and management of both Grupo TFM and TFM.

     On April 1, 2005, José Serrano Segovia, Gerald K. Davies, Javier Segovia Serrano and Ramón Serrano Segovia were removed from the board of directors of both TFM and Grupo TFM, Horacio Reyes Guzmán was removed from the board of TFM and Jacinto Marina Cortés was removed from the board of Grupo TFM. The directors were replaced, on April 1, 2005, by Arthur L. Shoener, Robert B. Terry and Lawrence M. Lawrence. Committees of the board have not yet been formed.

     Arthur L. Shoener, 58, joined KCS in January 2005 as the Executive Vice President and Chief Operating Officer. Mr. Shoener also serves as the President and Chief Executive Officer of Kansas City Southern Railroad, or KCSR, and the Texas-Mexican Railroad Company. Prior to joining KCS, Mr. Shoener established a transportation consulting firm with domestic and international clients and he served as Executive Vice President of Operations for the Union Pacific Railroad Company from 1991 through 1997. Mr. Shoener has no additional directorships.

     Robert B. Terry, 48, joined KCS as Senior Vice President and General Counsel in 2004 from Farmland Industries, Inc., where he held a variety of senior executive positions from 1989 to 2004, including President and Chief Executive Officer from 2002 to 2004 and Executive Vice President, General Counsel and Corporate Secretary from 2000 to 2002. Mr. Terry has no additional directorships.

     Lawrence M. Lawrence, 42, has been special advisor to the management of KCS in the acquisition of Grupo TFM. Before joining KCS in 2001, Mr. Lawrence was a business and strategy consultant for 15 years, primarily at McKinsey & Co. and KPMG. Mr. Lawrence has no additional directorships.

     On April 1, 2005, we replaced our Chief Executive Officer, Mario Mohar Ponce, with Vicente Corta Fernández, 40, as interim Chief Executive Officer pending the hiring of a permanent replacement. Mr. Corta Fernández is a partner in the law firm of White & Case, S.C.

in Mexico. Before joining White & Case, S.C., he served as President of the Comisión Nacional del Sistema de Ahorro para el Retiro (Mexican National Commission for the Retirement Savings System). Prior to that, until August 2000, he was the Chief Executive Officer of the Instituto de Protección al Ahorro Bancario (Institute for the Protection of Bank Savings), Mexico’s deposit insurance agency. During his tenure, Mr. Corta Fernández will continue as a partner of White & Case, S.C. and will not enter into an employment agreement with Grupo TFM or TFM.

     On April 1, 2005, we replaced our Chief Financial Officer, Jacinto Marina Cortés, with Paul J. Weyandt, 52, as interim Chief Financial Officer pending the hiring of a permanent replacement. Mr. Weyandt has served as Vice President and Treasurer of KCS and KCSR since September 2001. Before joining KCS, Mr. Weyandt was a consultant to the Structured Finance Group of GE Capital Corporation from May 2001 to September 2001. Prior to consulting, Mr. Weyandt spent 23 years with the BNSF Railway Company, most recently as Assistant Vice President-Finance and Assistant Treasurer. Mr. Weyandt continues as Vice President and Treasurer of KCS and KCSR and will not enter into an employment agreement with Grupo TFM or TFM.

Item 8.01 Other Events.

     Financial Statements. Summary audited consolidated financial statements of TFM as of December 31, 2004 and 2003 are attached hereto as Exhibit 99.1.

     Cash Tender Offer and Concurrent Consent Solicitation. On April 1, 2005, TFM commenced a cash tender offer and a concurrent consent solicitation for any and all outstanding $443,500,000 aggregate principal amount of its 11.75% Senior Discount Debentures due 2009, or the Notes. The tender offer will expire at 12:00 midnight, New York City time, on April 28, 2005, unless extended or earlier terminated (such date and time is referred to as the Expiration Time). Concurrently with the tender offer, TFM is also soliciting consents for amendments to the indenture under which the Notes were issued. The consent solicitation will expire at 5 p.m., New York City time, on April 14, 2005, unless extended (such date and time is referred to as the Consent Deadline).

     Holders that validly tender their Notes at or prior to the Consent Deadline will be eligible to receive the total consideration, which shall be $1,005.00 ($965.00 and a consent payment of $40) per $1,000 principal amount of Notes so tendered, plus any accrued and unpaid interest. Holders that validly tender their Notes after the Consent Deadline and at or prior to the Expiration Time will receive only the tender offer consideration of $965.00 per $1,000 principal amount of Notes, plus any accrued and unpaid interest.

     Once the proposed amendments to the indenture become effective, the prior notice period for the issuance of a notice of redemption with respect to the Notes will be reduced from a minimum of 30 days to 3 days and TFM intends to call for redemption any Notes not validly tendered at a price equal to $1,000 for each $1,000 principal amount of Notes, plus accrued and unpaid interest. TFM has reserved the right to amend the tender offer in any respect or terminate the tender offer.

     U.S. GAAP Reconciliation of Stockholder’s Equity. TFM, following discussions with PricewaterhouseCoopers, S.C., its independent public accountants, in connection with the finalization of the audit of TFM’s 2004 financial results, has determined to reclassify its long-term zero-coupon $593.4 million receivable from TFM’s stockholder and an additional long-term receivable from TFM’s stockholder totaling $67.7 million, in each case solely for purposes of its U.S. GAAP reconciliation. This reclassification was not required with respect to any amounts under TFM’s International Financial Reporting Standards, or IFRS, financial statements.

     The impact of this reclassification is a reduction in TFM’s consolidated stockholder’s equity for U.S. GAAP reconciliation purposes at December 31, 2003 and for prior periods. In connection with the reclassification, TFM’s consolidated stockholders’ equity for U.S. GAAP reconciliation purposes (i) at December 31, 2003 changed from $1,775 million to $1,114 million; (ii) at December 31, 2002 changed from $1,741 million to $1,079 million; (iii) at December 31, 2001 changed from $1,904 million to $1,242 million and (iv) at December 31, 2000 changed from $1,812 million to $1,150 million. The reclassifications have no impact on TFM’s consolidated statements of income or cash flows for any of the affected periods under IFRS or for purposes of U.S. GAAP reconciliation. TFM’s consolidated stockholders’ equity for U.S. GAAP reconciliation purposes at December 31, 2004 was $1,106 million.

     TFM intends to amend its filings on Form 20-F in order to reflect this reclassification of the long-term receivables from its stockholder for purposes of U.S. GAAP reconciliation.

Item 9.01 Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

99.1	TFM summary audited consolidated financial statements of TFM as of December 31, 2004 and 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFM, S.A. de C.V. and Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.

Date: April 19, 2005	By: /s/ Paul J. Weyandt Name: Paul J. Weyandt Title: Interim Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	TFM, S.A. de C.V., summary audited consolidated financial statements of TFM as of December 31, 2004 and 2003.